Exhibit 13.37

Improved Mining Algorithm & Minting Schedule Community muneeb #1 June 12, 2019, 3:03pm In 2017, we published the Blockstack Whitepaper 1.0 and completed the first Blockstack token offering, with a focus on regulatory frameworks and creating a vision for the future of the technology. We’ve learned a lot since then, and are proposing new improvements to our token economics going forward. Since 2017, there has been a lot of progress in the (new) field of token economics with different models and analysis frameworks emerging (see this and this). Given the potential offering to the general public in 2019, the hard-fork required to distribute those Stacks tokens, and the potential start of mining on the network in late 2019 or early 2020, we felt that it was the appropriate time to take a deep dive on the Stacks token economics model, engage the relevant experts, and perform an economic audit of our token distribution model. We recently commissioned Prysm Group to conduct an economic audit and help establish a robust economic model. Our goal was to identify any potential long-term issues and help the ecosystem avoid issues related to token inflation and volatile network activity. In addition to the Prysm Group, we also sought feedback from Blockstack core developers, independent entities (like New Internet Labs), Blockstack PBC board, and other domain experts. We plan to make the executive summary of this economic study public as well. Now we want to get feedback broadly from the Blockstack community. Certain sections of the token economics 2.0 paper are still being reviewed but I’m happy to share the details on the proposed adaptive mint and burn mechanism. Please see Section 4 Future Token Supply below:

-•loottMo• A,...,,l<.,........_ .-llt ...,...e..,. .......,,,.-<I"-...t.,..j..t... o-. ,_,,....., .,.,.....,,•• "oll>•db)l.(lo)}la t. ..,._,., U t&.>llt.t -•h .a.-.qwloi> ...,_.,,...,II"&A<"""'"'-1,.-.-Iochri!OOJ,I(II.I-IIvm•ll•""' lltl -•h ,.._ oo •hldo ,..,........,._ •-'-•1.000.\W-"-'< thool!hr ,......,. ,l,o.....,.......,.........,.........,_,......u...r........ ......,."'.,""''"'-'-""......, t u ""',_ ...........t.tl.o<......_..........,a..,y_ ..... - ...'-" oJ"' o -s,,. .......4....-u,...,..,.,..,,..,,.... s.-·'w ............•••""''tt 1'"1,.111 •.,.,.,,..,__ W-""ll.. olcll,.Of lo1o••••I --I• to_._.. .. ,..'"t .. - ' "',.., h-,.,,L•c'",,...,,,, .,..,,..,.,.....,,_, U" A...._l'o(JIJAAI _,h St• .....,,..,,.,_...,b..._oit..l"•"'""'' .......o:..... --..... ·••diotJoil............llolol_.... l"'"""b ........... - · · .t I.Mr.,. ....-,..,.....,lie In tl.r J"• t lal...... . <J ..... •\tit• ...--il!...-!r.tlouMI'br 'l•'.,..,._'-hxlw1 1tliU.,I'rl11111,,hrKn "'"'.... - o - lo .........,.........-............. " ..w ....... ··· ""'"'"'...,......,....._............... <(_t...,._........41 .........·--n.toi.J;! ,......., .,._ ,,._,_.cm .....(......,.Ukd ll'lll""obocoah'......._ _.,......,......................oo-••-..........'lld.t...l. ..... -n....,....,,) "$1..1.) """'....... .. kltr_ ......lioo · . ...............diOW --;d..........r......_l!, o-,........."' .......... St.. ........ .i.ll h..,...._,. ·--••oioo.-.IJ...,,...........,,,_ 'ri..,I••W ... o»s....t.. ...............,..._., ...........N tillt olo<o a-.cb <.t ol>t <'......,.. llkd •............ xn.t ·"-""*"'-'-........·-ooo................,,.'*"' .........,...,.........."'"'..._.........;.. .n-l,.-1.1..,......,., \o\o ,.,. wb_u,,,.,.,...o.o...,....-·"",,',',*a"..'at.t.r.i.•.t.."..'_....o_t,.. ..o........... ,....., .m ,,.,.,_ ....,,......,..,,..,ldlo-....,, 11..,... '""""..._ + .., ·-.!!wloo""'-••"'*'""""""llo-"1....,.. ":,.._........,.......... W.11119 ... ty...s... tb< lhbl.tdl<'<t.lnol •b'upopto 'l'lb.. *"{tj s....,..• Aoht_,-l!lltil._ ... ....,.,,.,....,.,.,..,....,-IT-'"'"'" .,u, "'' .-..........lo•.,. .,..,.. ..................-.,_..... _lit ... ... ,.,_......._. , ..,.,... - ....<k ....,...,uc,..... l"').... ti_o.... .....,;,,.............._-........,........'"'"'"_........ ....... """'"';........, u.. _...,... _,...,..,...._,._,_...,,_...,.,.... _.. ..,,_b _, .. _,......,...... ......._ ..itlolpo......-.kofmo-.,(td<t• IB - riotoo> tlro.t tlwUIJotoo_.• •l-t•.,_l,.n..olool-o• •lloo,--..o.>lll>o,.._ ,_,_ •...,....,.,...:o·-.,,.,.1'..,.,oo..,lw•-dw oo ,.,, '-t&told ....,..,.,, oJ.........-t --".., '"''''"-t.&h-od""MJriQO u..t..,. o.ot4••-. _______..._. .. :-:.:..-. ::=·--·---..---·-t_,..-ch.,._,(<bo',...l to<'-) ,w.-.;,... olio rimo..._.t; ...-tlittt. oo-piomo no-... ,_·odoo'>lll1t> l'fqlo...-.1 •k ('ef'io)olo ,.._,. •l)l.ro•.n.,. ,..,,}'"'' "",...,...,.,.,..r .r._ n..2Qn_..,-c .....-.tlt)o 1 ,...__ ,,.._ ... .,.. •-.(htA"' ,......,. ,.,.,.. -· ''" _ ...,-tr t.tm -.u to...o.... •-.....,.,...,,., f'\'OT,..... -aoho ot..,......._lo-•lr :lit of lllot lWloui.oed$t.od.. nw.-..All<'f )._-I)<:>I tl.oe IIL tttn.()/ lllJtl. '*« o..-"""'",...,_,,.,,....lot ..,...,..,.''"'"' ,..,:tur ,...... .......,..,,.,..,......,, 011 -Oil-(I lo a.-., o..,....WI)'&I"1'"""' d "' ,,_.a....-;....1 - of-.;t.,...k "*""-'I,.,.._....,,..,.""'"-l boan o......;t..n'ho•tl.oe .u;91Yol•"" (ott..,e""-<-..,.J.....,.., t b>touoUo11/.lf4ro•• .....__ l(l -«...;d,ao..,..tlo. <1.1 ,\ dlopth-,:, Ml01 nnd Uur.. Ow ....... _. "'"" ....:tw..o lo ..._... ....,..kif. "tio'1i-· _,j {,.--'o Wotto. Tloo• I<> IIW lllonlllotl. ol.''""'""' •,...., •I tlw ..011..,; .. tr.-.1'"""..••• ... $1M!b ,,...., ,_,,_ loo.ro..l,. 1> fo• ,........\ OIOMI) ••I 11"'<"'1"· n.,..•n .. '"...._. lnlo.lll...... lt<llllbn d...... ........ p<:O' ............ ,,....., d It-'''"'-'""'\ ...,...,.., luf,._t.l.,_....,_ (JI . ..... t.:.OU.• "'" l lo.:oll ol · - . . ............. .........., ,.,.... _,. _ _.. .......,, \t,oj......... •

?l'![.:!_l.lr,.:. lt!frJtl+tfil!!lf•l:l-iiJJt•;i.·il•i!Jl ..,lr:r. J,.Ii: r ·• h''•'! ··nn .ttl!i,h qi ; f• t ii1!1·, •I.'p• r h,if•'1 tt - -fl' jr ·tr1-1' 1• 11 - ! i'.l ' .f s1 !_r.e!•-·iliJfi l ·Lf·f{fl•tlt•tE-ir·.t!-!'rl=-·i:-4 !", ,.,-,rf1·r-r •[ t · . .• 1r .::o§'i 'i.l.·7 irr...,... -l' r...r - H.-!·"·lI·'-l r· .. · t • • r I r·li.fh•rni, !: "'"'''-:r ' i. .. ::::: ' .... • r•:t ••t <.tl;tf;l 1••ttflctlil; !I : _: i.f;-rJr! •!1., r I.l-l '!."'-!·1 -f!r';•j'l.r7:r.: !! .-lM' , tLr'" f!-!;,. FP f •r![i$Jtf t[t!i · i-tf - '" f! f· ! l-r t·l l<f,.i!.-· }.!r.!'t' ti!jiilf !t· i ·fwf}Ttlrii H f r! ,} l, '''i.-,trli•rr·lrlf·'lJ!. rl-i H i'l'l;ta.llla....-t., ... J. .. r:'-,f "!l"fiiitl !:t tH111.f1t •r H;, < !•• ![tlhP iH t<l r ... .. l r •j1.F •.'-..l'•'!.F a1if'flj'''. ;s' l..r.. •!o¥otqt• - E

t.·' "-I·';:1• •tr-rqrit. t. ,·l - f-! HHLfi!U l fl>!<ftj t •a"ar •}:= •HlUHr· h•tt " rt; r! ·-lr r; I - • i i' '..i' Pid J ,.J.-or·rA•-<... • ,-; ·· · - •l· tl•trt'ii't·· 31. .. ;fdi flh!J.• •! U! Lfj l<, , li ·l·L IJ t•-P:irfo-•';t ll ".r i•:.· ... i.'q r t :o-f l "r:!-.-!"' .!l '-lit• i·f"i o h'hPt;;l.•l' lit ,.-tiJJ"I rf< 1 l '"r=r; I••,.•.. ! . lloJtl-tt•il•·r a ,...e-r t ·. l ,r11 1_ • rr .. !.tDr; r - tH r f 1 ' "' rhi-il<: ·rli§l l} ff: t!•;!;! r; ru1r = ttn! r • i r-1 'f ·r·tl1l•·'!f¥ "F:! l ; !t!l •;1 r a ILS•.. !iisrf· '-lJl!l,r·-l • hnna L"r' olll !iii'! til[J · . K t-t f,}! 1 {rfl Jf-i i'' 1·•r; !• !t. §ri :T fWa ·-f -.r.,r:•'!'!'•l'll' • ' f s. .. - i dthHr! ddn h! • ;f a 3 t e Q ;o. - ..· t'·[ - ·l - •-• 1 r. 1 : iHfintttJr q 1 i-!. i ' lJ ;,Ii1• l i"fir,, j,i'l, ft<••r , ,, ll-•<dnt n!• i"!

-:::-; -,.......·.._.·,._-.. -,·.-..·.,.·,..-.,.-..-.-...·.·._..-·.·-..·.--. '·" ; _,_ ;-:·: -::: ::;:;:: ·... -·--·· · .·..... :..;:.;.:= :=:: · _·_-,.". -··-·-----· :: -_·-..-.... ,· :·· : ·-::::::::: = _·--·,· ,_ ... ....... : .... ·-- · ..,.. ....... ...... ........... · .., · · -·=·...-...-:,.:.::_: :::: ...... ... uaa..a•••• · ·...... :-:·: ·.=-.--=.·...=..-.:.:.=.. ... · .._,_ ·:·.=--· -·· ·-,•.,...-......-. ..-..i... -e.,,..,..,.._..,_.,.....,.,.,-._ mo.r '""''·o.U.U. I '"''" ,_..,-..1,.... ...c t""" •Id"...,..,•...C -.. ...of-ftl)'..." '".' -· '"" -w.......t.... A..... '""''-"'In"'""'""" (2).............._,ylor: H.. ..,,,._,.,-o-11, loo......,(<t..........,....,,..,..,_61t..U.0.""'"''""_10.."..' M ... •......._),.. ,.,...,..,....,.... , dl>t.too ........ "''-" -_... ,..,..,._..., '""'_,..., oono-............,_,....,..e,_,...,. t.b'lf ............,.. o......._.-,_...,,,.,,.,_ """'" w-ow,.,.......,. ""''"''"Ud>....,w..1) ,..;,.,,... ..tlo> l.;w.a.al) •l...._.,,...,,.,,,,..,.,.. .,.(o(h'a.... wto &o..._, lo. _... ..,._..........ti...Mifl ..... .......--><91..-...•111-8 .. ..."""............., •••-...... s;........,.... ...•-'! ,.,......SI.ot.. ...-..... .......

We are excited to introduce a more robust economic model to strengthen the ecosystem well into the future. We plan to share the full token economics 2.0 paper and executive summary of economic audit soon. In the meantime, we are interested in hearing your feedback. Please let us know your thoughts by commenting in here. Thanks! Muneeb Ali CEO, Blockstack PBC Rule 255 Legend This communication may be deemed “testing the waters” material under Regulation A under the Securities Act of 1933. We are not under any obligation to complete an offering under Regulation A. We may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. We will only be able to make sales after the Securities and Exchange Commission (SEC) has qualified the offering statement that we have filed with the SEC. The information in that offering statement will be more complete than the information we are providing now, and could differ in important ways. You must read the documents filed with the SEC before investing. No money or other consideration is being solicited , and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. Any person interested in investing in any offering of Stacks Tokens should review our disclosures and the publicly filed offering statement and the preliminary offering circular that is part of that offering statement at stackstoken.com . Blockstack is not registered, licensed or supervised as a broker dealer or investment adviser by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA) or any other financial regulatory authority or licensed to provide any financial advice or services. 2 Likes